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                                                                     EXHIBIT 4.6

                         FORM OF RIGHTS AGENCY AGREEMENT

         RIGHTS AGENCY AGREEMENT (this "Agreement"), dated as of November __, 2004, between TELESP CELULAR PARTICIPACOES S.A. (the "Company"), a Brazilian corporation, and THE BANK OF NEW YORK, a New York banking corporation (the "Rights Agent").


         WHEREAS, the Company will grant to existing holders of American Depositary Shares ("ADSs") issued under the Deposit Agreement dated as of July 27, 1998, as amended and restated as of November 2, 1998 (the "Deposit Agreement"), among the Company, The Bank of New York, as Depositary (the "Depositary") and all owners and beneficial owners from time to time of American Depositary Receipts ("ADRs") issued thereunder that are registered on the books of the Depositary (the "ADS Holders") as of November 17, 2004 (the "Record Date") the right to purchase new ADSs at an estimated ADS subscription price of US$4.63 per ADS, payable only in U.S. dollars (the "Rights Offer"). Each ADS holder will receive 0.350558679 ADS rights ("ADS Rights") for every one (1) ADS held on the Record Date, and each ADS Right will entitle the holder to purchase one new ADS in the Rights Offer. Each ADS represents 2,500 preferred shares ("Shares") of the Company.


         WHEREAS, pursuant to the Rights Offer, each ADS Holder may subscribe for additional ADSs in excess of the number of ADSs that such ADS Holder is entitled to purchase. Following the expiration of the subscription period in connection with the related share rights offering by the Company in Brazil (the "Share Rights Offering"), to the extent unsubscribed Shares are reoffered to the Depositary as a result of unexercised share rights and ADS Rights, each ADS Holder will be allocated additional new ADSs in proportion to the number of additional ADSs for which such ADS Holder has subscribed.


         WHEREAS, the Rights Offer is expected to commence on or about November 9, 2004. The Rights Offer will be made to each ADS Holder by means of the prospectus dated on or about November 9, 2004 (the "Prospectus"), which will be accompanied by an ADS Rights Certificate ("ADS Rights Certificate"), instructions with respect to the number of ADSs that may be purchased, the method for subscribing and the delivery of payment (the "Instructions") and certain other documents. The ADS Rights Certificates are to be used by the ADS Holders to subscribe for new ADSs in the Rights Offer.


         WHEREAS, the ADS Rights will be listed for trading on the New York Stock Exchange, evidenced by certificates in registered form and transferable by their holders.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Rights Agent hereby agree as follows:

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                  ARTICLE I. - APPOINTMENT OF THE RIGHTS AGENT

         The Company hereby appoints The Bank of New York as the Rights Agent of the Company in connection with the Rights Offer in accordance with the terms and conditions of this Agreement, and The Bank of New York hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement upon execution and delivery of this Agreement.

                      ARTICLE II. - TERMS OF RIGHTS OFFER

         1. The subscription period will commence on or about November 22, 2004 (the "Commencement Date") and will end on December 10, 2004 (the "Expiration Date"). The Commencement Date through 5:00 p.m. (New York City time) on the Expiration Date will constitute the subscription period (the "Subscription Period").


         2. ADS Holders on the Record Date will be entitled to purchase ADSs pursuant to the Rights Offer at an estimated ADS subscription price of U.S.$4.63 per ADS (the "Subscription Price"), payable only in U.S. dollars, which is the ADS subscription price or R$12.50 per ADS, translated into U.S. dollars at the Federal Reserve Bank of New York's noon buying rate of R$2.8330=U.S.$1.00 on November 8, 2004, plus an additional 5%, which represents an allowance for potential fluctuations in the exchange rate between the real and the U.S. dollar and for the payment of ADS issuance fees of the Depositary pursuant to the Deposit Agreement, conversion expenses and financial transaction taxes in Brazil.


    ARTICLE III. - DELIVERY OF RIGHTS OFFER MATERIAL; EXECUTION, VALIDITY AND
                      TRANSFER OF ADS RIGHTS CERTIFICATES

         1. On or before November 17, 2004, the Company shall deliver to the Rights Agent sufficient copies of the Prospectus, the ADS Rights Certificates, the Instructions (including a Substitute Form W-9) and a notice of guaranteed delivery ("Notice of Guaranteed Delivery").

         2. Unless otherwise instructed in writing by the Company, on or about November 19, 2004, the Rights Agent shall send to each ADS Holder as of the Record Date (i) a Prospectus, (ii) an ADS Rights Certificate, (iii) a copy of the Instructions, (iv) the Notice of Guaranteed Delivery and (v) a return envelope addressed to the Rights Agent for use by such ADS Holder (such material, collectively, the "Rights Offer Material").

         3. In the event that the Rights Offer Material is returned to the Rights Agent for any reason and a proper delivery thereof cannot be effected to an ADS Holder, the Rights Agent shall hold such Rights Offer Material, and the related ADS Holder's right to purchase ADSs under the Rights Offer will be treated as unexercised. The Rights

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Agent shall supply the Company with such information as the Company may request with respect to any Rights Offer Material that cannot be delivered to an ADS Holder.

         4. In the event that, prior to the Expiration Date, any ADS Holder notifies the Rights Agent that the Rights Offer Material to which such ADS Holder is entitled has not been delivered, or has been lost, stolen or destroyed, the Rights Agent will furnish to such ADS Holder a copy of the Rights Offer Material (subject, in the case of any ADS Rights Certificate, to compliance by the ADS Holder with the provisions of paragraph 7 of this Article). The Company agrees to supply the Rights Agent with sufficient copies of the Rights Offer Material for such purposes.

         5. The ADS Rights Certificates shall be substantially in form of Exhibit A to this Agreement. The ADS Rights Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an "Authorized Officer"), which need not be the same authorized signatory for all of the ADS Rights Certificates, either manually or by facsimile signature. The ADS Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile signature, which need not be the same signatory for all of the ADS Rights Certificates, and no ADS Rights Certificate shall be valid for any purpose unless so countersigned.

         The Rights Agent shall, upon written instructions of an Authorized Officer, initially countersign and deliver ADS Rights Certificates for all ADS Rights issuable in the Rights Offer as of the Record Date, and thereafter shall countersign and deliver ADS Rights Certificates as otherwise provided in this Agreement.

         In case any Authorized Officer of the Company that signed any of the ADS Rights Certificates ceases to be an Authorized Officer of the Company before countersignature by the ADS Rights Agent and issuance and delivery by the Company, such ADS Rights Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such ADS Rights Certificates had not ceased to be such officer of the Company; and any ADS Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such ADS Rights Certificate, shall be an Authorized Officer of the Company authorized to sign such ADS Rights Certificate, although at the date of the execution of this Agreement any such person was not such an Authorized Officer.

         The Rights Agent will keep or cause to be kept, at one of its offices in New York City, books for registration and transfer of the ADS Rights issued hereunder. Such books shall show the names and addresses of the respective registered holders of the ADS Rights (each, a "Holder"), the number of ADS Rights evidenced by each of the ADS Rights Certificates and the date of each of the ADS Rights Certificates.

         6. At any time after the close of business on the date hereof, and at or prior to the close of business on the Expiration Date, a transfer of any ADS Rights may

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be registered and any ADS Rights Certificate or ADS Rights Certificates may be
split up, combined or exchanged for another ADS Rights Certificate or ADS Rights Certificates evidencing the same number of ADS Rights as the ADS Rights Certificate or ADS Rights Certificates surrendered. Any registered holder desiring to register the transfer of ADS Rights or to split up, combine or exchange any ADS Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender to the Rights Agent the ADS Rights Certificate or ADS Rights Certificates evidencing the ADS Rights the transfer of which is to be registered or that is or are to be split up, combined or exchanged and, in the case of registration of transfer, shall provide a signature guarantee. Thereupon, the ADS Rights Agent shall countersign and deliver to the person entitled thereto an ADS Rights Certificate or ADS Rights Certificates, as the case may be, as so requested. The Company and the Rights Agent may require payment, by the holder of ADS Rights requesting a registration of transfer of ADS Rights or a split-up, combination or exchange of an ADS Rights Certificate, of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto.

         7. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of an ADS Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the ADS Rights Certificate if mutilated, the Rights Agent shall, on behalf of the Company, countersign and deliver a new ADS Rights Certificate of like tenor to the registered holder in lieu of the ADS Rights Certificate so lost, stolen, destroyed or mutilated.

                   ARTICLE IV. - ACCEPTANCE OF SUBSCRIPTIONS

         1. The Rights Agent is hereby authorized and directed to receive subscriptions for ADSs on behalf of the Company throughout the Subscription Period and to receive ADS Rights Certificates until 5:00 p.m. (New York City time) on December 15, 2004 (the "Guaranteed Delivery Date") in accordance with the guaranteed delivery procedures agreed with the Company. Any funds that the Rights Agent receives during the Subscription Period from ADS Holders in respect of payments for ADSs shall be deposited in a non-interest bearing account at the Rights Agent that the Rights Agent designates solely for such purpose (the "Deposit Account"). Such funds shall remain in the Deposit Account until they are distributed to the Company in accordance with Article VI hereof.

         2. As promptly as practicable after the Rights Agent receives each ADS Rights Certificate, the Rights Agent shall determine whether the Holder sending such ADS Rights Certificate has properly completed and executed such ADS Rights

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Certificate and has submitted the correct payment for the ADSs. If such ADS
Rights Certificate is not properly completed, is unexecuted or if such Holder did not send the correct payment amount, then the Rights Agent will send a notice to such Holder instructing such Holder to amend its ADS Rights Certificate or submit the proper payment amount, as the case may be. Except as set forth below in this Article IV, if such Holder does not amend its ADS Rights Certificate or submit the proper payment amount, as the case may be, by the Expiration Date, such Holder's right to purchase ADSs in the Rights Offer shall be deemed to be unexercised.

         3. Notwithstanding the foregoing, without further authorization from the Company, except where otherwise specified or as otherwise notified in writing by the Company prior to the Expiration Date, an ADS Rights Certificate shall be deemed to be properly completed in any of the following circumstances:

                  (a) any subscription with respect to which a Holder has failed to execute an ADS Rights Certificate in the manner provided by the terms thereof, provided that (1) the Holder has indicated on such ADS Rights Certificate or by written communication the manner in which the Holder wishes to subscribe and (2) proper payment has been made by such Holder;

                  (b) any subscription by an individual (and not by a corporation, partnership or fiduciary) which is accompanied by a check drawn by an individual (and not by a corporation, partnership or fiduciary) other than the Holder, provided that (1) the ADS Rights Certificate submitted therewith has been duly executed by the Holder, (2) the check tendered in payment of such subscription is drawn for the proper amount and to the order of The Bank of New York and is otherwise in order, and (3) there is no evidence actually known to the Rights Agent indicating that such check was delivered to the Holder by the drawer thereof for any purpose other than the payment of the accompanying subscription;

                  (c) any subscription by a custodian on behalf of a minor which is accompanied by a check drawn by an individual (and not by a corporation, partnership or fiduciary) other than the Holder, if the provisos set forth in clause (b) above are satisfied; or

                  (d) any subscription by an individual (and not by a corporation, partnership or fiduciary) which is accompanied by a check drawn by a corporation, partnership or fiduciary other than the Holder, if the provisos set forth in clause (b) above are satisfied.

         4. The Rights Agent is authorized to waive proof of authority to sign (including the right to waive signatures of co-fiduciaries and proof of appointment or authority of any fiduciary or other person acting in a representative capacity) in connection with any subscription with respect to which:

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                  (a) the ADSs to which the ADS Rights Certificate relates are registered in the name of an executor, administrator, trustee, custodian for a minor or other fiduciary and the ADS Rights Certificate has been executed by such Holder, provided that the ADSs purchased are to be issued in the name of such Holder in that same capacity;

                  (b) the ADSs to which the ADS Rights Certificate relates are registered in the name of a corporation and the ADS Rights Certificate has been executed by an officer of such corporation, provided that the ADSs purchased are to be issued in the name of such corporation;

                  (c) the ADS Rights Certificate has been executed by a bank, trust company or broker as agent for the Holder, provided that the ADSs purchased are to be issued in the name of such Holder; or

                  (d) the ADS Rights to which such ADS Rights Certificate relates are registered in the name of a decedent and the ADS Rights Certificate has been executed by a person who purports to act as the executor or administrator of such decedent's estate, provided that (1) the ADSs are to be issued in the name of such person as executor or administrator of such decedent's estate, (2) the check tendered in payment of such subscription is drawn for the proper amount and to the order of The Bank of New York and is otherwise in order, and (3) there is no evidence actually known to the Rights Agent indicating that such person is not the duly authorized representative which such person purports to be.

         5. ADS Holders will only receive a whole number of ADS Rights. The Rights Agent will aggregate and arrange for the sale of any fractional ADS Rights, and will distribute the net proceeds, if any, of such sale pro rata to the ADS Holders entitled to them.

                    ARTICLE V. - REPORTS BY THE RIGHTS AGENT

         1. The Rights Agent will advise the Company by facsimile transmission
(i) on the Commencement Date as to the total number of ADS Holders and the total number of ADSs outstanding; and (ii) on a daily basis during the Subscription Period as to (1) the total number of subscriptions for ADSs pursuant to the Rights Offer that the Rights Agent has received (which have been properly completed and executed and for which the correct payment amount was received), and (2) the aggregate amount of funds received by the Rights Agent in payment of such subscriptions.

         2. Not later than 7:00 p.m. (New York City time) on the Guaranteed Delivery Date, the Rights Agent will advise the Company by facsimile transmission as to (i) the total number of ADSs subscribed for in the Rights Offer and the total number of Shares represented thereby, (ii) the total number of additional ADSs to be subscribed for

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following any reoffering and the total number of Shares represented thereby, and
(iii) the aggregate amount of funds received by the Rights Agent in payment of such subscriptions.

 ARTICLE VI. - PAYMENTS; REFUNDS; DEDUCTIONS; INTEREST ON SUBSCRIPTION PAYMENTS


         1. (a) Promptly after the Guaranteed Delivery Date and prior to the expiration of the subscription period in connection with the Share Rights Offering, the Rights Agent shall instruct the Depositary to (i) exercise the Share rights underlying the ADS Rights in respect of which the Rights Agent has received a properly completed and executed ADS Rights Certificate and correct payment (except as otherwise set forth in Article IV) and (ii) upon receipt by Banco Itau S.A., as custodian under the Deposit Agreement (the "Custodian") of the Shares delivered upon exercise of those Share rights, deliver the ADSs issuable in respect of those Shares to the Rights Agent. The Rights Agent shall deliver those ADSs to the Holders entitled to them as promptly as practical. The Rights Agent shall purchase, at any commercially reasonable rate on or about December 16, 2004, reais sufficient to exercise the amount of Share rights specified in clause (i) above and to pay the Brazilian financial transaction taxes, if any, applicable to that exercise and pay that amount of reais to the Company through the Custodian on or about December 17, 2004.


(b) The Company shall notify the Rights Agent if and when unsubscribed Shares are allocated to the Depositary in respect of subscriptions received by the Rights Agent from Holders in excess of the amount of Shares represented by ADSs to which the ADS Rights relate and the amount of Shares so allocated. To the extent the Rights Agent has received properly executed subscriptions for ADSs to represent unsubscribed Shares and correct payment for those ADSs, the Rights Agent shall (i) no later than the deadline to subscribe for unsubscribed shares in the applicable reoffering round, instruct the Depositary to exercise the right to purchase such number of unsubscribed Shares as is equal to the lesser of (A) the number of unsubscribed Shares allocated to the Depositary and (B) the total number of unsubscribed Shares represented by ADSs for which Holders have properly subscribed and have made correct payment to the Rights Agent, (ii) as promptly as practical after the receipt of notice under the preceding sentence (and, in any event, in sufficient time to enable the Depositary to subscribe for unsubscribed shares in the applicable reoffering round prior to the deadline therefor), purchase, at any commercially reasonable rate, reais sufficient to purchase the number of Shares determined pursuant to clause (i) and to pay the Brazilian financial transaction taxes applicable to that purchase and pay that amount of reais to the Company through the Custodian and (iii) instruct the Depositary, as promptly as practical upon receipt by the Custodian of Shares, to deliver the ADSs issuable in respect of those Shares to the Rights Agent. Each Holder that has properly subscribed for ADSs representing any such unsubscribed Shares and has made correct payment therefor shall be entitled to receive its pro rata portion of the ADSs delivered pursuant to the preceding sentence, pro rata based on relationship that the

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number of additional ADSs for which such Holder has subscribed bears to the total additional ADSs representing unsubscribed Shares allocated to the Depositary. The Rights Agent shall perform such pro rata calculation with respect to each applicable Holder and shall deliver such ADSs to the Holders entitled thereto as promptly as practical. If the number of additional ADSs representing unsubscribed Shares available in the final reoffering round of such unsubscribed Shares is insufficient to satisfy the additional subscription of any Holder in full, the Subscription Price relating to any additional ADSs not delivered to such Holder shall be returned to such Holder in U.S. dollars without interest.

         2. In connection with each exchange rate conversion and payment of the subscription price for any new ADS to the Company, the Rights Agent shall deduct from the applicable Holder's subscription payment the ADR issuance fees payable to the Depositary pursuant to the Deposit Agreement, currency conversion expenses and any financial transaction taxes payable to the Brazilian government in respect of such subscription. The Rights Agent shall instruct the Custodian to pay those financial transaction taxes to the Brazilian government.


         3. If an ADS Holder's subscription payment is insufficient to pay the amount of the subscription price in reais plus ADS issuance fees, currency conversion expenses and financial transaction taxes in respect of new ADSs subscribed for and allocated, the Rights Agent shall advance the deficiency on behalf of such Holder to the extent the deficiency does not exceed 20% of such Holder's payment. The Rights Agent shall not be required to deliver new ADSs to any ADS Holder until it has received from such Holder payment of any deficiency advanced by the Rights Agent. If the Holder does not pay the amount of the deficiency financed by the Rights Agent by January 12, 2005, the Rights Agent may sell enough of the Holder's new ADSs to cover the amount of the deficiency. In such event, the Rights Agent shall send the Holder promptly a new ADR representing the remaining new ADSs and a check in the amount of any excess proceeds, net of ADS issuance fees, conversion expenses, financial transaction taxes and the commissions on the sale. If, however, the amount of excess proceeds from the sale of the Holder's new ADSs, after deductions for ADS issuance fees, currency conversion expenses, financial transaction taxes and the commissions on the sale is less than U.S.$5.00, the Rights Agent shall aggregate it and pay it to the Company.


         4. If, and to the extent that, the amount of any deficiency exceeds 20% of the amount of a Holders' payment, the Rights Agent (i) shall not be required to advance the amount of that deficiency and (ii) may reduce the amount of each Holder's subscription for new ADSs pro rata, unless the Holder delivers to the Rights Agent sufficient funds to cover the deficiency prior to the relevant deadlines for subscription in the Share Rights Offering.

         5. As soon as practicable following the expiration of the Share Rights Offering and the closing date following the last reoffering or public auction at the Sao

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Paulo Stock Exchange of remaining unsubscribed Shares, if applicable, the Company shall deposit the Shares underlying the ADSs with the Custodian.

         6. In connection with the guaranteed delivery procedures, if a financial institution fails to deliver a properly completed and signed ADS Rights Certificate before the Guaranteed Delivery Date, the Rights Agent shall refund to the Holder the total subscription payment the Holder paid to the Rights Agent (without interest), after deducting any loss and expenses it incurred from the failed guaranteed delivery.

         7. If for any reason the Company instructs the Rights Agent in writing that the Share Rights Offering will not proceed, the Rights Agent shall refund the Subscription Price paid in U.S. dollars, without interest and net of financial transaction taxes and currency conversion expenses, to the subscribing Holders entitled thereto.

                        ARTICLE VII. - ISSUANCE OF ADRS

         1. The Rights Agent shall instruct the Depositary to execute and deliver ADRs evidencing new ADSs purchased pursuant to the Rights Offer as soon as practicable after receipt of the underlying Shares by the Custodian. Following receipt from the Depositary of the ADSs properly purchased pursuant to the Rights Offer, the Rights Agent will mail or deliver, including by book-entry transfer, to each Holder that subscribed for new ADSs in the Rights Offer, the number of ADSs for which such Holder has subscribed and purchased as instructed by that Holder.

         2. For those Holders for which ADRs will be mailed, as instructed by such Holder, the Rights Agent will mail the ADRs by first class mail under a blanket surety bond protecting the Rights Agent and the Company from any loss or liability arising out of the nonreceipt or nondelivery of any such ADR or the replacement thereof. If the market value of ADRs to be mailed in any one shipment will exceed US$1,000,000, such shipment will be sent by registered mail and will be insured separately for the replacement value of its contents.

                     ARTICLE VIII. - LIMITATIONS OF DUTIES

         1. The Rights Agent shall have no duties or obligations other than those specifically set forth herein, including any duties or obligations under any other agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

         2. The Rights Agent makes no, and will not be deemed to have made, representations with respect to, and shall have no duties, responsibilities or obligations with respect to determining, the validity, sufficiency, value or genuineness of any Shares, ADS Rights Certificate or other documents deposited with or delivered to it or any

                                     - 9 -
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signature or endorsement set forth on or in connection with such documents
(except to the limited extent expresssly set forth in Article IV).

         3. The Rights Agent shall not be obligated to commence or voluntarily participate in any suit, action or proceeding arising out of or related to this Agreement.

         4. The Rights Agent shall not be liable or responsible for any of the statements of fact or recitals contained in this Agreement, any other Rights Offer Materials, or any other document or security delivered to it in connection with this Agreement, and shall not be required to, and shall not, verify or determine the correctness, validity or accurateness of any such statements or recitals contained therein.

         5. The Rights Agent may rely upon and comply with, and shall incur no liability and shall be fully indemnified and held harmless for relying upon and complying with the Rights Offer Material, or other certificate, instrument, opinion of counsel, notice, letter, telegram, records, or other document or security delivered to it in connection with this Agreement and believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         6. The Rights Agent may consult with legal counsel for the Company or its own counsel (which may be in-house counsel) and rely upon any opinion of such counsel, and shall have no liability in respect of any action taken, omitted or suffered by the Rights Agent hereunder in reliance upon, and in accordance with, any such opinion.

         7. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company, and to apply to the Company for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five business days after the date the Company actually receives such application, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         8. The Rights Agent may perform any duties hereunder either directly or by or through its nominees, correspondents, designees, agents, subagents or subcustodians and shall not be responsible for any misconduct or negligence on the part

                                     - 10 -
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of any nominee, correspondent, designee, agent, subagent or subcustodian appointed with due care by it hereunder.

                 ARTICLE IX. - COMPENSATION; PAYMENT OF EXPENSES

         1. In consideration for the services rendered herein, the Company shall compensate the Rights Agent in accordance with and pursuant to the written fee schedule separately agreed to by the Rights Agent and the Company, plus the Rights Agent's reasonable and necessary disbursements, charges, out-of-pocket expenses and counsel fees and expenses incurred in connection with the preparation and execution of this Agreement and the services rendered by the Rights Agent hereunder.

         2. Except to the limited extent expressly set forth in Article IV, paragraph 3, no provision of this Agreement shall require the Rights Agent to expend or risk the Rights Agent's own funds or otherwise incur any financial liability in the performance of any of the Rights Agent's duties hereunder or in the exercise of the Rights Agent's rights.

                       ARTICLE X. - TERMINATION OF AGENCY

         1. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days after the Expiration Date (the "Termination Date"). On the business day following the Termination Date, the Rights Agent shall deliver to the Company any Rights Offer entitlements, if any, held by the Rights Agent under this Agreement. The Rights Agent's right to be reimbursed for fees, charges and out-of-pocket expenses as provided in Article IX paragraph 1 above and the indemnification provisions of Article XI below shall survive the termination of this Agreement.

             ARTICLE XI. - LIMITATION OF LIABILITY; INDEMNIFICATION

         1. The Rights Agent shall not be liable for any Losses (as defined below) or action taken or omitted or for any loss or injury resulting from its actions or performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part, in which case it shall be liable for only those Losses caused by such gross negligence or willful misconduct. In no event shall the Rights Agent be liable for (i) acting in accordance with the instructions from the Company or its counsel or any agent appointed by the Company to act on behalf of the Company, (ii) special, consequential or punitive damages, for lost profits or for loss of business or
(iii) any Losses due to forces beyond the control of the Rights Agent, including without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

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         2. The Company shall be liable for and shall indemnify and hold harmless the Rights Agent from and against any and all claims, losses, liabilities, damages, expenses or judgments (including reasonable attorney's fees and expenses) (collectively referred to herein as "Losses") howsoever arising from or in connection with this Agreement or the performance of the Rights Agent's duties hereunder, the enforcement of this Agreement and disputes between the parties hereto; provided, however, that nothing contained herein shall require that the Rights Agent be indemnified for the Losses arising from its gross negligence or willful misconduct.

                          ARTICLE XII. - MISCELLANEOUS

         1. NOTICES. All reports, notices and other communications required or permitted to be given hereunder shall be addressed to the following on behalf of the respective parties hereto and delivered by hand, by courier or by first-class mail, postage prepaid, or by telecopy promptly confirmed in writing, as follows or to such other address as may be specified in writing from time to time:

         To the Company:

         Telesp Celular Participacoes S.A.
         Av. Roque Petroni Junior, 1.464 - Morumbi
         04707-000 Sao Paulo, SP, Brazil
         Attn: Charles Edward Allen
         Tel: (5511) 5105-1182
         Fax: (5511) 5105-2247

         To the Rights Agent:

         The Bank of New York
         Reorganization Administration
         101 Barclay Street, 11-E
         New York, New York 10286
         Attn: Kelly Gallagher
         Tel: 212-815-3491
         Fax: 212-815-7048

         2. CONFIDENTIALITY. All information as to the Rights Offer shall be held by the Rights Agent and its offices, employees, representatives and agents in strict confidence and shall be disclosed only as required by law, regulation or any judicial, regulatory or administrative authority, including, for the avoidance of doubt, any banking or regulatory agency with jurisdiction over the Rights Agent.

         3. ASSIGNMENT. Neither the Rights Agent nor the Company shall assign this Agreement without first obtaining the written consent of the other party hereto.

         4. HEADINGS. The Article and Paragraph headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Agreement.

         5. ENTIRE AGREEMENT; AMENDMENT. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. References to any other document or agreement shall not incorporate by reference such other document or agreement into this Agreement and shall not impose any duties or responsibilities, obligations or liabilities on the Rights Agent under such other document or agreement. Except as otherwise specifically provided herein, this Agreement may be amended only by an instrument in writing duly executed by both parties hereto.

         6. GOVERNING LAW; JURISDICTION; CERTAIN WAIVERS. (a) This Agreement shall be interpreted and construed in accordance with the laws of the State of New York. All actions and proceedings brought by the Rights Agent relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Agreement.

                  (b) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

         7. RIGHTS AND REMEDIES. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude or inhibit the subsequent exercise of such right or remedy.

         8. REPRESENTATIONS AND WARRANTIES. The Company hereby represents, warrants and covenants that:

                  (a) The Company is a corporation duly organized and validly existing under the laws of the Republic of Brazil.

                  (b) This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not and will not violate any applicable law or regulation and does not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained and are in full force and effect. For the avoidance of doubt, all Shares and ADSs to be issued and delivered hereunder have been registered with the Securities and Exchange Commission, and the sale by the Company of the Shares and ADSs in the Rights Offer is in compliance with, and not in violation of, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. NO THIRD PARTY BENEFICIARIES. This Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

         IN WITNESS WHEREOF, TELESP CELULAR PARTICIPACOES S.A. and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above.

                                        TELESP CELULAR PARTICIPACOES S.A.

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        THE BANK OF NEW YORK,
                                        as Rights Agent

                                        By:_____________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                        TELESP CELULAR PARTICIPACOES S.A.
                         FORM OF ADS RIGHTS CERTIFICATE

                     NOT EXERCISABLE AFTER DECEMBER 10, 2004

      This certifies that the person whose name and address appears below, or registered assigns, is the registered owner of the number of ADS Rights set forth below. Each ADS Right entitles its registered holder to purchase from the Telesp Celular Participacoes S.A. (the "Company") at any time prior to 5:00 P.M. (New York City time) on December 10, 2004, at the designated office of The Bank of New York, as rights agent (the "Rights Agent") set forth below, one American depositary share of the Company (each, an "ADS"), each ADS representing 2,500 preferred shares of the Company (each, a "Share"), at an estimated subscription price of U.S.$4.63 per ADS (the "Deposit Amount"), which is the U.S. dollar equivalent of the Brazilian subscription price of R$12.50 per ADS, translated into U.S. dollars at the Federal Reserve Bank of New York's noon buying rate of R$2.8330 = U.S.$1.00 on November 8, 2004, plus an additional 5% as an allowance for fluctuations in the exchange rate between the real and the U.S. dollar and for the payment of ADS issuance fees, currency conversion expenses and financial transaction taxes in Brazil. ADS Rights may be exercised by presenting this ADS Rights certificate to the Rights Agent with the Form of Election to Purchase duly executed, and in the case of a transfer, a signature guarantee, and such other and further documentation as the Rights Agent may reasonably request. Payment may be made by certified bank check or money order payable to the order of the Rights Agent.

      This ADS Rights Certificate is subject to all of the terms, provisions and conditions of the Company rights offer, as described in the Company's Prospectus
dated November   , 2004.

      This ADS Rights Certificate, with or without other ADS Rights Certificates, upon surrender at the designated office of the Rights Agent, may be exchanged for another ADS Rights Certificate or ADS Rights Certificates evidencing the same number of ADS Rights as the ADS Rights Certificate or ADS Rights Certificates surrendered. A transfer of the ADSs Rights evidenced hereby may be registered under surrender of this ADSs Rights Certificate at the designated office of the Rights Agent by the registered holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.

      This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

      WITNESS the facsimile signature of two proper officers of the Company.

                                    TELESP CELULAR PARTICIPACOES S.A.

                                    By:________________________________________
                                       Name:
                                       Title:

                                    By:________________________________________
                                       Name:
                                       Title:


Dated:
Countersigned:

THE BANK OF NEW YORK,
as Rights Agent


By:____________________________
   Authorized Signatory

                               PLEASE DETACH HERE

________________________________________________________________________________

Certificate No.:_________                        Number of ADS Rights:__________


                          ADS RIGHTS CUSIP: 87952L 13 2

                        TELESP CELULAR PARTICIPACOES S.A.

      THIS ADS RIGHTS CERTIFICATE (OR NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE RIGHTS AGENT, TOGETHER WITH PAYMENT IN FULL, BY 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 10, 2004. FAILURE TO SUBMIT THIS ADS RIGHTS CERTIFICATE TO THE RIGHTS AGENT BY THAT TIME OR TO COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES DESCRIBED IN THE PROSPECTUS WILL RESULT IN A FORFEITURE OF YOUR ADS RIGHTS. ANY SUBSCRIPTION FOR ADSS IN THIS RIGHTS OFFERING IS IRREVOCABLE.

      COMPLETE THE ELECTION TO PURCHASE FORM OR THE ASSIGNMENT FORM ON THE REVERSE OF THIS CARD, AS APPLICABLE. ANY IMPROPERLY COMPLETED OR UNEXECUTED RIGHTS CERTIFICATE FOR NEW ADSS MAY CAUSE THE RIGHTS AGENT IN ITS SOLE DISCRETION TO REJECT SUCH RIGHTS CERTIFICATE. IF YOU HAVE ANY QUESTIONS, CONTACT THE RIGHTS AGENT AT 800-507-9357.

            [Name & Address of Holder]          THE BANK OF NEW YORK
                                                Rights Agent

                                                By mail:
                                                Tender and Exchange Department
                                                P.O. Box 11248
                                                Church Street Station
                                                New York, New York 10286-1248

                                                By hand or overnight courier:
                                                Tender and Exchange Department
                                                101 Barclay Street, l-E
                                                New York, New York 10286

                          FORM OF ELECTION TO PURCHASE

THE REGISTERED HOLDER OF THIS ADS RIGHTS CERTIFICATE IS ENTITLED TO EXERCISE THE NUMBER OF ADS RIGHTS SHOWN IN THE UPPER RIGHT HAND CORNER OF THE OTHER SIDE OF THIS CARD AND MAY SUBSCRIBE FOR ADDITIONAL ADSS UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS.

The undersigned hereby notifies the Rights Agent of its irrevocable election to subscribe for new ADSs in the following amounts:

1. ___________ new ADSs to be purchased pursuant to exercise of ADS Rights.

2. ___________ additional new ADSs to be subscribed for following the reoffering of unsubscribed Shares, including subsequent reofferings, as described in the Prospectus.

This subscription is subject to the terms and conditions specified in the Prospectus. I hereby acknowledge receipt of the Prospectus.


Signature of subscriber:  _______________________________________

Dated:  _________________, 2004

(JOINT OWNERS SHOULD EACH SIGN. IF SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, GIVE YOUR TITLE AS SUCH. IF A CORPORATION, SIGN IN THE FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, SIGN IN THE NAME OF AN AUTHORIZED PERSON.)




TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

I hereby certify that the foregoing subscription for new ADSs has been effected in accordance with the applicable laws of the jurisdiction in which I reside.


Signature of subscriber:________________________________________

                                 ASSIGNMENT FORM

             (To be executed by the registered holder if such holder
                  desires to register a transfer of ADS Rights)




   FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers unto

Name:___________________________________________________________________________


Address:________________________________________________________________________

the ADS Rights evidenced hereby, and does hereby irrevocably constitute and appoint


_____________________________________attorney to transfer those ADS Rights on the books of the Company, with full power of substitution in the premises.


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


_____________________________

_____________________________


Dated:________________________, 2004


                                    Signature:__________________________________




Signature Guaranteed:



                                     NOTICE

      The signature to the foregoing assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

      Signatures must be guaranteed by a financial institution that is a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Inc. Medallion Signature Program.